UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 11, 2015

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION	38-2726431
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2015, CMS Energy Corporation (“CMS Energy”), replaced its existing $180 million unsecured Term Loan Credit Agreement dated December 15, 2011 (the “2011 Agreement”) with a new $180 million unsecured Term Loan Credit Agreement (the “2015 Agreement”) with  JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A. and Bank of America, N.A. (the “Banks”).  The 2011 Agreement is no longer in effect and while the 2015 Agreement has the same maturity as the 2011 Agreement, the 2015 Agreement has lower pricing.

The Banks have provided banking and underwriting services to CMS Energy in the ordinary course of business.

The foregoing description of the 2015 Agreement does not purport to be complete and is qualified in its entirety by the provisions of the 2015 Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1                        $180,000,000 Term Loan Credit Agreement dated as of June 11, 2015 among CMS Energy Corporation, the financial institutions named therein and JPMorgan Chase Bank, N.A., as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: June 16, 2015	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

Exhibit Index

10.1                        $180,000,000 Term Loan Credit Agreement dated as of June 11, 2015 among CMS Energy Corporation, the financial institutions named therein and JPMorgan Chase Bank, N.A., as Agent